EXCHANGE APPLICATIONS, INC.
                               D/B/A XCHANGE, INC.
                                 89 SOUTH STREET
                                BOSTON, MA 02111

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


TO THE STOCKHOLDERS OF EXCHANGE APPLICATIONS, INC.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Exchange Applications, Inc. (the "Company") will be held at the offices of Bingham Dana LLP, 16th Floor, 150 Federal Street, Boston, MA 02110, on Monday, December 10, 2001, at 10:00 a.m., local time, for the following purposes:

     1. To consider and act upon a proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock that the Company is authorized to issue from 150,000,000 to 400,000,000;

     2. To ratify the action of the Board of Directors in amending the 1998 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 9,400,000 to 46,600,000;

     3. To approve the issuance of shares of common stock upon conversion of shares of Series A Convertible Redeemable Preferred Stock; and

     4. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

          The Board of Directors has fixed the close of business on September 28, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting of Stockholders and any adjournments or postponements thereof. Accordingly, only stockholders of record at the close of business on September 28, 2001 will be entitled to notice of, and to vote at, such meeting or any adjournments thereof.

                                           By order of the Board of Directors

                                           /s/ J. Chris Wagner
                                           -------------------------------------
                                           J. CHRIS WAGNER
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER
November 12, 2001

--------------------------------------------------------------------------------
NOTE: THE BOARD OF DIRECTORS SOLICITS THE EXECUTION AND PROMPT RETURN OF THE ACCOMPANYING PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ACCOMPANYING PROXY AND PROMPTLY RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.
--------------------------------------------------------------------------------

                           EXCHANGE APPLICATIONS, INC.
                               D/B/A XCHANGE, INC.
                                 89 SOUTH STREET
                                BOSTON, MA 02111

                                 ---------------

                                 PROXY STATEMENT
                         SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 10, 2001

                                 ---------------

                               GENERAL INFORMATION


PROXY SOLICITATION

     This Proxy Statement is furnished to the holders of the common stock, $.001 par value per share ("Common Stock"), of Exchange Applications, Inc. d/b/a Xchange, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Special Meeting of Stockholders to be held on December 10, 2001 (the "Meeting"), or at any adjournment or postponement thereof, pursuant to the accompanying Notice of Special Meeting of Stockholders. The purposes of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Special Meeting of Stockholders. The Board of Directors knows of no other business that will come before the Meeting.

     This Proxy Statement and proxies for use at the Meeting will be first mailed to stockholders on or about November 12, 2001, and such proxies will be solicited chiefly by mail, but additional solicitations may be made by telephone or telegram by the officers or regular employees of the Company. The Company may enlist the assistance of brokerage houses in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company.

REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the Meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby to approve Proposal Nos. 1, 2, and 3 as set forth in the accompanying Notice of Special Meeting of Stockholders and in accordance with their best judgment on any other matters that may properly come before the Meeting.

RECORD DATE AND VOTING RIGHTS

     Only stockholders of record at the close of business on September 28, 2001 are entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. As of September 28, 2001, the Company had outstanding 34,373,820 shares of Common Stock, each of which is entitled to one vote upon the matters to be presented at the Meeting. Additionally, there are currently outstanding 5,325,645 shares of preferred stock ("Preferred Stock"), each of which is entitled to vote upon matters presented at the Meeting on an "as-if" converted basis. The shares of Preferred Stock are currently convertible into 6,488,781 shares of Common Stock. The presence, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. Proposal No. 1, approval of amendment to the Company's Certificate of Incorporation, requires the affirmative vote of holders of a majority of the outstanding shares of the Company's Common Stock. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or by proxy at which a quorum is present, as required under Delaware law for approval of prososals presented to shockholders. Votes withheld, abstentions, and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on one or more proposals because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not so included.

     Stockholders of the company are requested to complete, sign, date and promptly return the accompanying Proxy Card in the enclosed postage-prepaid envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted for the election of each of the three proposals in this Proxy Statement. It is not anticipated that any matters other than those set forth in the Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of September 28, 2001 of (i) each director of the Company, (ii) the Company's Chief Executive Officer and its other four most highly compensated executive officers, (iii) all directors and executive officers as a group and (iv) each person known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock. As of September 28, 2001, 34,373,820 shares of Common Stock were outstanding. Additionally, there are currently outstanding 5,325,645 shares of Preferred Stock, each of which is entitled to vote upon matters presented at the Meeting on an "as-if" converted basis. The Preferred shares are currently convertible into 6,488,781 shares of Common Stock.


                                 AMOUNT AND NATURE OF          PERCENTAGE OF
                                 BENEFICIAL OWNERSHIP      OUTSTANDING SHARES OF
         NAME **                 OF COMMON STOCK (1)      COMMON STOCK OWNED (1)
-----------------------          -------------------      ----------------------
Andrew J. Frawley (2) ...........    2,842,747                     7.9%

Ramanan Raghavendran (3).........        2,500                       *

Dean F. Goodermote (4) ..........       32,500                       *

William Bryant (5) ..............       40,031                       *

Deven Parekh (6).................   40,160,743                    54.1%

J. Chris Wagner..................            0                       *

N. Wayne Townsend (7)............      184,900                       *

F. Daniel Haley (8)..............      193,752                       *

Tony Heywood (9).................      168,457                       *

THK Private Equities (10)........   19,990,136                    36.8%

Boston Pipes, LLC (11)...........   12,493,835                    26.7%

InSight Venture Partners (12)....   40,160,743                    54.1%

All directors and executive
  officers as a group (twelve
  persons).......................   43,692,187                    57.1%


 * Indicates less than 1% of the outstanding shares of Common Stock.

** Addresses are given only for beneficial owners of more than 5% of the outstanding shares of Common Stock.

(1) Beneficial ownership is calculated in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or become exercisable within 60 days following September 28, 2001 are deemed outstanding. However, such shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) Includes 273,290 shares of Common Stock subject to options that are exercisable within 60 days of September 28, 2001 and 1,249,383 shares of Common Stock subject to conversion of debentures within 60 days of September 28, 2001. Pursuant to a Securities Purchase Agreement entered into with the Company on August 29, 2001, Mr. Frawley controls Convertible Debentures upon which interest accrues at a rate of 12 percent per annum and which are convertible into Common Stock in an amount equal to 103 percent of the principal, plus accrued interest, divided by a conversion price of $.3183 per share.

     Mr. Frawley's address is 89 South Street, Boston, MA 02211.

(3) Includes 2,500 shares of Common Stock subject to options that are exercisable within 60 days of September 28, 2001.

(4) Includes 30,500 shares of Common Stock subject to options that are exercisable within 60 days of September 28, 2001.

(5) Includes 36,510 shares of Common Stock subject to options that are exercisable within 60 days of September 28, 2001.

(6) Mr. Parekh has beneficial ownership of the shares listed pursuant to his status as a partner at InSight Venture Partners. Includes 4,974,697 shares held by InSight Venture Partners IV, L.P.; 683,752 shares held by InSight Venture Partners (Cayman) IV, L.P.; 42,828 shares held by InSight Venture Partners IV (Fund B), L.P.; and 787,503 held by InSight Venture Partners IV (Co-Investors), L.P. The InSight entities are referred to collectively as "InSight". Pursuant to a Securities Purchase Agreement entered into between InSight and the Company on January 10, 2001, InSight owns 5,325,645 shares of Convertible Preferred Stock upon which dividends accrue daily at a rate of 10 percent per annum and compound quarterly. Insight has voting rights over these shares on an "as if" converted basis and these shares are convertible into 6,488,781 shares of Common Stock within 60 days of September 28, 2001.

     Also includes 25,628,613 shares exercisable within 60 days of September 28, 2001 held by InSight Venture Partners IV, L.P., 3,522,551 shares exercisable within 60 days of September 28, 2001 held by InSight Venture Partners (Cayman) IV, L.P., 220,641 shares exercisable within 60 days of September 28, 2001 held by InSight Venture Partners IV (Fund B), L.P., and 4,057,054 shares exercisable within 60 days of September 28, 2001 held by InSight Venture Partners IV (Co-Investors), L.P. Pursuant to a Securities Purchase Agreement entered into with the Company on August 29, 2001, InSight owns Convertible Debentures upon which interest accrues at a rate of 12 percent per annum and which are convertible into Common Stock in an amount equal to 103 percent of the principal, plus accrued interest, divided by a conversion price of $.3183 per share.

     InSight's address is 680 Fifth Avenue, Eighth Floor, New York, New York, 10019.

(7) Includes 144,298 shares of Common Stock subject to options that are exercisable within 60 days of September 28, 2001.

(8) Includes 193,750 shares of Common Stock subject to options that are exercisable within 60 days of September 28, 2001.

(9) Includes 168,457 shares of Common Stock subject to options that are exercisable within 60 days of September 28, 2001.

(10) Includes 19,990,136 shares of Common Stock subject to conversion within 60 days of September 28, 2001. Pursuant to a Securities Purchase Agreement entered into with the Company on August 29, 2001, THK Private Equities owns Convertible Debentures upon which interest accrues at a rate of 12 percent per annum and which are convertible into Common Stock in an amount equal to 103 percent of the principal, plus accrued interest, divided by a conversion price of $.3183 per share.

     THK Private Equities' address is 1730 So. El Camino Real, Suite 400, San Mateo, CA 94402.

(11) Includes 12,493,835 shares of Common Stock subject to conversion within 60 days of September 28, 2001. Pursuant to a Securities Purchase Agreement entered into with the Company on August 29, 2001, Boston Pipes LLC owns Convertible Debentures upon which interest accrues at a rate of 12 percent per annum and which are convertible into Common Stock in an amount equal to 103 percent of the principal, plus accrued interest, divided by a conversion price of $.3183 per share.

     Boston Pipes, LLC's address is 2373 Broadway, Suite 1208, New York, NY
     10024.

(12) See Footnote (6) for information regarding Insight Venture Partners.


CHANGE IN CONTROL

     Under certain circumstances, based upon the securities of the Company currently outstanding, the conversion or exercise, as the case may be, of the Convertible Debentures, Series A Convertible Redeemable Preferred Stock, and the warrants may at a subsequent date result in a change of control of the Registrant.


                                 PROPOSAL NO. 1

              APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

     At the Meeting, the shareholders will be asked to consider and vote on a proposed amendment to Article IV of the Certificate of Incorporation of the Company as set forth in the Company's Amended and Restated Certificate of Incorporation. The amendment authorizes an increase in the number of shares of authorized Common Stock from 150,000,000 to 400,000,000 and, as a result, increases the Company's total authorized shares of capital stock from 160,000,000 shares to 410,000,000. There is no proposal to increase the number of shares of Preferred Stock that the Company is authorized to issue, of which there are currently 10,000,000 shares.

     As of September 28, 2001, there were 34,373,820 shares of Common Stock outstanding and 5,325,645 shares of Preferred Stock outstanding.

     The Board of Directors unanimously approved this proposed amendment on November 7, 2001 and believes that the proposed increase in the number of shares of Common Stock is in the best interest of the Company and the Shareholders and believes it is advisable to increase the number of shares of Common Stock to have such shares available for, among other things, stock splits, stock dividends, acquisitions, financing transactions, stock option plans, and other corporate purposes that may arise. Having this authorized stock available for issuance in the future will give the Company greater flexibility and will allow additional shares of stock to be issued without the expense and delay of a stockholders' meeting. This kind of delay might deny the Company the flexibility the Board of Directors views as important in facilitating the effective use of the Company's securities.

     IN ADDITION TO THE REASONS ARTICULATED ABOVE, ACCORDING TO THE TERMS OF A SECURITIES PURCHASE AGREEMENT, DATED AS OF AUGUST 29, 2001, AMONG THE COMPANY AND THE PURCHASERS IDENTIFIED THEREIN, IF THE COMPANY AND ITS SHAREHOLDERS FAIL TO ENSURE THAT THERE ARE SUFFICIENT AUTHORIZED AND UNISSUED SHARES AVAILABLE TO ENABLE THE COMPANY TO ISSUE COMMON STOCK UPON THE EXERCISE OR CONVERSION OF THE WARRANTS AND CONVERTIBLE DEBENTURES ISSUED PURSUANT TO THE SECURITIES PURCHASE AGREEMENT, THE INTEREST RATE APPLICABLE TO THE CONVERTIBLE DEBENTURES WILL INCREASE FROM A RATE OF TWELVE PERCENT TO TWENTY PERCENT PER ANNUM. THIS PROPOSED INCREASE IN AUTHORIZED SHARES OF COMMON STOCK WOULD ENSURE THAT SUFFICIENT COMMON STOCK IS AVAILABLE FOR SUCH CONVERSION.

     The Company has no other present commitments, agreements or intent to issue additional shares of Common Stock other than outlined above. If the shareholders approve this Proposal, the additional authorized shares of Common Stock will be part of the existing class of Common Stock and will increase the number of shares available for issuance by the Company. If and when such Common Stock is issued, the proposed additional shares will have the same rights and privileges as the shares of Common Stock currently outstanding.

     The issuance of additional shares of Common Stock could reduce existing shareholders' percentage ownership and voting power in the Company and, depending on the transaction in which the shares are issued, could affect the per share book value or other per share financial measures.

ANTI-TAKEOVER EFFECTS

     The proposal to increase the number of shares of Common Stock that the Company is authorized to issue could have a potential anti-takeover effect with respect to the Company, although the Company's management is not presenting the proposal for that reason and does not presently anticipate using the increased authorized shares for such a purpose. The potential anti-takeover effect of the proposed amendment arises because the Company could issue additional shares of Common Stock, up to the total authorized number, thereby diluting the shareholdings and related voting rights of the existing shareholders in proportion to the number of any additional shares issued. The adoption of this proposal could make the accomplishment of a merger or tender offer more difficult even if it is favorable to the interests of sharholders and may have an adverse impact on shareholders who may want to participate in such a merger or tender offer. On the other hand, adoption of this proposal may be beneficial to management and the shareholders in a hostile tender offer situation. The proposal to increase the number of shares of Common Stock that the Company is authorized to issue is not in response to any accumulation of stock or threatened takeover. Rather, the proposal is intended to allow the Company to meet its contractual obligations and for other corporate purposes as described above. The Company currently has no plans to implement any measures that would have material anti-takeover effects. Neither the Company's current By-laws nor its Certificate of Incorporation contain any material anti-takeover provisions.

VOTE REQUIRED

     The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is required to approve this proposal.


     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The table below sets forth certain compensation information for the fiscal years ended December 31, 2000, 1999, and 1998 with respect to the Company's Chief Executive Officer and its other four most highly compensated executive officers (the "Named Executive Officers") whose 2000 compensation exceeded $100,000.

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                                         ANNUAL              -----------------------------
                                                     COMPENSATION(1)           RESTRICTED      SECURITIES
             NAME AND                           -------------------------        STOCK         UNDERLYING          ALL OTHER
        PRINCIPAL POSITION         YEAR           SALARY         BONUS          AWARDS(2)      OPTIONS (3)       COMPENSATION
------------------------------    ------        ----------    -----------    --------------  -------------     ----------------
J. Chris Wagner                    2000              --          --              --                --                  --
President and Chief                1999              --          --              --                --                  --
Executive Officer                  1998              --          --              --                --                  --

Andrew J. Frawley                  2000          $ 275,000     $  21,700     $  1,179,628        250,000               --
Chairman of the Board              1999          $ 275,000     $  55,000     $ 28,683,260        300,000               --
                                   1998          $ 200,000     $ 100,000     $ 16,661,664        210,000               --



                                        7

N. Wayne Townsend                  2000          $ 166,271     $  18,081                -         70,000               --
Sr Vice President,                 1999          $ 134,375     $  77,762     $    286,647         60,000               --
Services                           1998          $ 134,375     $  77,762     $    736,088         23,000               --

Tony Heywood                       2000 (4)      $ 165,000     $  50,003         --              400,000               --
Sr Vice President,                 1999 (4)          --           --             --                --                  --
International                      1998 (4)          --           --             --                --                  --

F. Daniel Haley                    2000          $ 185,417     $  10,850         --              110,000               --
Chief Financial Officer            1999          $ 150,000     $  48,653         --              120,000               --
                                   1998 (5)      $  21,635     $  25,000         --              200,000               --
--------------

(1) Excludes certain perquisites and other benefits the amount of which did not exceed 10% of the employee's total salary and bonus.

(2) Represents the value of vested restricted stock at December 31, 2000, 1999 and 1998 using a fair market value for the Common Stock of $1.22, $27.94, and $9.81 per share, respectively.

(3) In December 2000, the Company offered employees the opportunity to participate in a program, pursuant to which each employee could elect to replace certain outstanding options with new options on a one-for-one basis. All options granted to executive officers in 2000 were cancelled and returned to the Company on December 15, 2000 pursuant to the program, and then re-issued on June 18, 2001 at an exercise price of $1.18 per share.

(4) Reflects compensation for Mr. Heywood from the date he began employment with the Company, February 7, 2000.

(5) Reflects compensation for Mr. Haley from the date he began employment with the Company, November 1, 1998.


OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 2000.

                                   NUMBER OF         PERCENT
                                  SECURITIES         OF TOTAL
                                  UNDERLYING         OPTIONS
                                    OPTIONS         GRANTED TO        EXERCISE                      GRANT DATE
                                    GRANTED        EMPLOYEES IN       OR BASE       EXPIRATION       PRESENT
            NAME                   (SHARES)        FISCAL 2000       PRICE (1)         DATE          VALUE(2)
-----------------------------------------------------------------------------------------------------------------
J. Chris Wagner                       --                --                --            --               --

Andrew J. Frawley                  250,000             5.2%          $47.75          1/27/09             $0

N. Wayne Townsend                   70,000             1.5%          $47.75          1/27/09             $0


                                        8

Tony Heywood                       300,000             6.2%          $47.75          1/27/09             $0

Tony Heywood                       100,000             2.1%          $20.94          6/13/05             $0

F. Daniel Haley                    110,000             2.3%          $47.75          1/27/09             $0

----------

(1) The exercise price for the options was based on the market price of the underlying Common Stock on the date of issuance.

(2) In December 2000, the Company offered employees the opportunity to participate in a program, pursuant to which each employee could elect to replace certain outstanding options with new options on a one-for-one basis. All options granted to executive officers in 2000 were cancelled and returned to the Company on December 15, 2000 pursuant to the program, and then re-issued on June 18, 2001 at an exercise price of $1.18 per share.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the stock options exercised during the fiscal year ended December 31, 2000, and the unexercised stock options held at the end of such fiscal year by the Named Executive Officers.


                                                      NUMBER OF SECURITIES UNDERLYING
                                                                UNEXERCISED                  VALUE OF UNEXERCISED
                                                              OPTIONS HELD AT                IN-THE-MONEY OPTIONS
                                                           DECEMBER 31, 2000(1)              DECEMBER 31, 2000(2)
                                                      ------------------------------------------------------------------
                           SHARES
                          ACQUIRED        VALUE         UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE    EXERCISABLE
         NAME           ON EXERCISE     REALIZED
------------------------------------------------------------------------------------------------------------------------
J. Chris Wagner               --             --             --               --               --              --

Andrew J. Frawley           409,296      $5,785,575       128,604          277,500         $      0        $      0

N. Wayne Townsend            60,450      $  782,405        45,800          106,750         $ 16,088        $ 50,050

Tony Heywood                  --             --             --               --               --              --

F. Daniel Haley             79,000       $2,694,405        50,000           87,500         $      0        $      0

----------
(1) "Exercisable" refers to those options which were both exercisable and vested, while "Unexercisable" refers to those options which were unvested.

(2) Based on the difference between the aggregate exercise price and the closing price of the Common Stock of $1.22 per share on the Nasdaq National Market as of December 31, 2000.

COMPENSATION OF DIRECTORS

     Mr. Wagner and Mr. Frawley are full-time officers of the Company; they receive no additional compensation for serving on the Board of Directors or its committees. No other director is a full-time officer of the Company. The 1998 Director Stock Option Plan provides for the grant of stock options to non-employees directors, but no stock options were granted to non-employee Directors during 2000. Directors who are employees of the Company are not paid any fees or additional compensation for service as members of the Board or any committee thereof. The Company may enter from time to time into customary arrangements with respect to fees and other compensation (including expense reimbursement) for directors who are not employees of the Company or any of its subsidiaries.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Audit Committee or the Compensation Committee is a past or current officer or employee of the Company.

                          COMPENSATION COMMITTEE REPORT
                        ON EXECUTIVE OFFICER COMPENSATION


COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Company's compensation philosophy is that executive officer compensation should reflect the value created and protected for stockholders, while furthering the Company's short- and long-term strategic goals and values by aligning compensation with business objectives and individual performance. Short- and long-term compensation should provide an incentive for the achievement of strategic goals, be tied to the Company's achievement of quarterly performance targets and attract and retain qualified executive officers essential to the long-term success of the Company. Accordingly, the Company's executive officer compensation package consists of three primary components: base salary, quarterly and annual cash bonuses and grants of stock options.

     In evaluating its executive officers' performance, the Company generally follows the process outlined below:

     o Prior to or shortly after the beginning of each fiscal year, the Company sets goals and objectives that are reviewed with, and ultimately approved by, the full Board of Directors. The Chief Executive Officer reports to the Board on the Company's progress toward the achievement of these goals and objectives throughout the year at Board meetings and at other times as necessary.

     o The Chief Executive Officer submits for the Compensation Committee's consideration at the end of the fiscal year the amount of proposed compensation (following fiscal year base salary, current fiscal year cash bonus and stock option awards) for himself and for the Company's other executive officers. The executive officers' fiscal year cash bonus is payable upon the achievement of well-defined objectives established at the beginning of each year. The following fiscal year base salary, as well as current year stock option awards, are based on more subjective factors, including the Board of Directors' evaluation of the Company's success in meeting its strategic objectives during the most recent fiscal year and the Chief Executive Officer's subjective evaluation of each executive officer's individual performance relative to a set of pre-determined individual performance objectives.

     o The Compensation Committee acts upon the recommendations made with respect to the executive officers after weighing the Board of Directors' evaluation of the Company's overall achievements for the year, the Chief Executive Officer's discussion of each executive officer's individual performance for the year and each executive officer's current level of compensation. The Compensation Committee performs a comprehensive review of the compensation paid to the Company's executive officers. That review, combined with the Compensation Committee members' general industry experience, enables the Compensation Committee to assess whether proposed compensation levels are in keeping with industry norms. Additionally, the Compensation Committee retains outside consultants to evaluate and help establish competitive compensation levels appropriate to various executive roles.

     o The Compensation Committee applies the same criteria in evaluating the Chief Executive Officer's cash compensation as that applied to the other executive officers of the Company as previously explained.

COMPENSATION FOR FISCAL 2000
CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Wagner was not the Chief Executive Officer for the fiscal year ended December 31, 2000. At that time, and until July 26, 2001, Mr. Andrew J. Frawley was Chief Executive Officer of the Company.

     In January 2000, the Compensation Committee determined that Mr. Frawley achieved the major objectives of the previous year, including the successful completion of a follow on stock offering in June 1999 and the identification and acquisition of the eXstatic Software (formerly Gino Borland, Inc.) in August 1999, and awarded Mr. Frawley a bonus accordingly. The actual bonus granted to Mr. Frawley for fiscal 1999 was $55,000, which was paid based on the achievement of quarterly objectives throughout the year. In addition, the Compensation Committee set Mr. Frawley's 2000 annual base salary at the same $275,000 level paid in 1999, feeling that it represented a level commensurate with chief executive officers of other public companies who are of similar size and growth characteristic.

     In January 2001, the Compensation Committee determined that Mr. Frawley achieved many of the major objectives of the previous year, including the successful development and rollout of the Company's new solution suite, Xchange 7.0, and the successful acquisition and integration of Knowledge Stream Partners, Inc. and Customer Analytics, Inc. Mr. Frawley received Q1 and Q2 bonuses in the aggregate of $21,700 based on the achievement of specified quarterly objectives. However, as a result of the Company's failure to meet pre-determined expectations in the third quarter of 2000, Mr. Frawley did not receive any bonus for the second half of the year. The Compensation Committee set Mr. Frawley's 2001 annual base salary at $275,000, feeling that it represented a level commensurate with chief executive officers of other public companies who are of similar size and growth characteristic.

REPORT ON EXECUTIVE COMPENSATION

     In January 2000, Mr. Frawley recommended, and the Compensation Committee accepted, base salary increases for the executive staff of up to 17%. The increases were determined after reviewing performance against goals and objectives set for the year and also against salaries of similar positions in comparable companies.

     The executive officers' stock options awarded during the year to executive officers who were employed as of January 1, 2000, other than Mr. Frawley, amounted to 1,512,193 shares of Common Stock.

CONCLUSION

     The Company does not believe that section 162(m) of the Internal Revenue Code, which disallows a tax deduction for certain compensation in excess of $1 million, will generally have an effect on the Company.

     The Compensation Committee believes that the total 2000-related compensation of the Chief Executive Officer and each of the executive officers, as described above, is fair and is within the range of compensation for executive officers in similar positions at comparable companies.

                                 Compensation Committee
                                 ----------------------
                                 Dean Goodermote
                                 William Bryant

                                 PROPOSAL NO. 2

                  APPROVAL OF AMENDMENT TO 1998 INCENTIVE PLAN

     On September 27, 2001, the Board of Directors increased the authorized number of shares of Common Stock reserved for issuance under the Company's 1998 Stock Incentive Plan (the "Plan") from 9,400,000 to 46,600,000. The Company, through the granting of incentive and nonstatutory stock options, provides incentives to key employees and other persons who provide services to the Company by enabling them to acquire or increase their proprietary interest in the Company.

     The affirmative vote of the holders of a majority of Common Stock present at the Meeting, in person or by proxy, is required to approve the amendment to the Plan.

SUMMARY DESCRIPTION OF THE 1998 STOCK INCENTIVE PLAN

     The Plan is administered by the Compensation Committee of the Board of Directors. Subject to the terms of the Plan, the Compensation Committee has complete authority to designate persons to receive awards, to grant the awards, to determine the form of the awards and to fix all terms of any awards granted. Incentive stock options, which are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), may be granted only to officers and other employees of the Company and must have an exercise price of not less than 100% of the fair market value of the Company's Common Stock on the date of grant (not less than 10% for incentive stock options granted to any 10% stockholder of the Company). The aggregate exercise price of the shares of Common Stock as to which an incentive stock option becomes exercisable in any calendar year may not exceed $100,000. The term of an incentive stock option may not exceed ten years (five years in the case of an incentive stock option granted to any 10% stockholder of the Company). Nonstatutory stock options may be granted on such terms (date of grant, vesting, number of shares and exercise price) as the Board may determine, subject to the terms of the Plan. Grants of restricted stock may be made to eligible persons and are evidenced by a restricted stock agreement, subject to the terms of the Plan. The Plan may be terminated or amended by the Board of Directors at any time, subject to any required regulatory approval. The stockholders of the Company must approve any amendment if such approval is required to comply with any applicable tax or regulatory requirement.


FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND THE PARTICIPANTS

     NONSTATUTORY OPTIONS. There are no Federal income tax consequences to the Company or the participants upon grant of nonstatutory options. Upon the exercise of such an award (or other realization event, such as the lapse of a forfeiture restriction), (i) the participant will recognize ordinary income in an amount equal to the amount by which the fair market value of the Common Stock acquired upon the exercise of such award exceeds the exercise price, if any, and
(ii) the Company will receive a corresponding deduction. A sale of Common Stock so acquired will give rise to a venture gain equal to the difference between the fair market value of the Common Stock on the exercise and sale dates.

     INCENTIVE STOCK OPTIONS. Except as noted below, there are no Federal income tax consequences to the Company or the participant upon grant or exercise of an incentive stock option. If the participant holds shares of Common Stock purchased pursuant to the exercise of an incentive stock option for at least two years after the date the option was granted and at least one year after the exercise of the option, the subsequent sale of Common Stock will give rise to a long-term capital gain or loss to the participant and no deduction will be available to the Company. If the participant sells the shares of Common Stock within two years after the date an incentive stock option is granted or within one year after the exercise of an option, the participant will recognize ordinary income in an amount equal to the difference between the fair market value at the exercise date and the option exercise price, and the Company will be entitled to an equivalent deduction. Some participants may have to pay alternative minimum tax upon exercise of an incentive stock option.

     RESTRICTED STOCK AWARDS. When a participant receives an award of restricted stock that is subject to a substantial risk of forfeiture, the participant will not have to report any taxable income except as follows: if (i) the participant makes an "83(b) election", at the date the participant receives the restricted stock award he or she will have to report compensation income equal to the difference between the value of the shares and the price paid for the shares, if any (value is determined without regard to the risk of forfeiture); and (ii) if the participant does not make an 83(b) election, at the date or dates the substantial risk of forfeiture that applies to the award expire, the participant will have to report compensation income equal to the difference between the then-value of the shares and the price paid for the shares, if any. Participants may have to report taxable gain or loss when they sell the shares they received as restricted stock awards.

     Although the foregoing summarizes the essential features of the Plan, it is qualified in its entirety by reference to the full text of the Plan as amended, which is attached as Exhibit 1 to this Proxy Statement.


                                NEW PLAN BENEFITS

                            1998 STOCK INCENTIVE PLAN

     The following table sets forth, as of September 28, 2001, the number of options to purchase Common Stock under the 1998 Stock Incentive Plan since the Plan was adopted by the Company by each of (i) the Company's Chief Executive Officer and its other four most highly compensated executive officers, (ii) all directors of the Company who are not executive officers of the Company as a group, (iii) all present executive officers of the Company as a group, and (iv) all employees of the Company, including all other current officers, as a group:

NAME AND POSITION                                                       NUMBER         DOLLAR VALUE(1)
-----------------                                                     OF UNITS
J. Chris Wagner, President and CEO                                    1,943,552               --
Andrew J. Frawley, Chairman of the Board............................    800,000               --
N. Wayne Townsend, Senior Vice President, Services..................    275,000               --
Tony Heywood, Senior Vice President International...................    700,000               --
F. Daniel Haley, Chief Financial Officer............................    385,000               --
All Directors who are not executive officers as a group                      --               --
All executive officers as a group                                     4,553,802               --
All employees of the Company who are not executive officers           2,850,602               --

-------------------

(1) Market value of underlying securities at September 28, 2001, minus the exercise price of "in-the-money" options.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.


                                 PROPOSAL NO. 3

TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK UPON CONVERSION OF SHARES OF SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK AND AS DIVIDENDS THEREON.

     On January 10, 2001, (the "Original Issuance Date") the Company issued 5,325,645 shares of Series A Convertible Redeemable Preferred Stock, $0.001 par value per share (the "Series A Preferred Shares"), in a private placement to Insight for an aggregate purchase price of $6.725 million. Dividends accrue on the initial purchase price per share at an annual rate equal to ten percent, and are compounded quarterly. The purchasers may convert the Series A Preferred Share and any accrued dividends into Common Stock at any time. The conversion price, initially set as the initial purchase price per share of $1.2628 may be adjusted periodically as explained herein. In addition, the purchasers may require the Company to redeem any unconverted Series A Preferred Shares at any time after January 10, 2004 at a three percent premium to the initial purchase price per share plus accrued dividends.

     In accordance with Nasdaq Rule 4350, which generally requires stockholder approval for the issuance or potential issuance of securities representing twenty percent or more of an issuer's outstanding listed securities or twenty percent or more of the voting power outstanding before the Original Issuance Date, and under the terms of the agreement pursuant to which the Company sold the Series A Preferred Shares, the Company must solicit shareholder approval for the issuance of shares of Common Stock upon conversion of or in lieu of cash dividends on the Series A Preferred Shares, if the issuance thereof would have otherwise been limited by the rules of the Nasdaq Stock Market. Accordingly, absent shareholder approval, the Company can issue up to 6,488,781 shares of Common Stock upon conversion of the Series A Preferred Shares, which number represents 19.9 percent of the shares of Common Stock outstanding on the Original Issuance Date. If the Company obtains shareholder approval, there is no limit on the number of shares that could be issued upon conversion of or in lieu of cash dividends on the Series A Preferred Shares and such issuance of shares of Common Stock will no longer be subject to shareholder approval under Nasdaq Rule 4350. IF THE COMPANY DOES NOT OBTAIN SHAREHOLDER APPROVAL AND, THEREFORE, CANNOT ISSUE SHARES REPRESENTING TWENTY PERCENT OR MORE OF THE NUMBER OF SHARES OUTSTANDING DUE TO RESTRICTIONS RELATING TO NASDAQ RULE 4350 THAT THE COMPANY IS OTHERWISE CONTRACTUALLY REQUIRED TO ISSUE, THE COMPANY MAY BE REQUIRED TO REDEEM ALL OR A PORTION OF THE OUTSTANDING SERIES A PREFERRED SHARES.

     The number of shares of Common Stock issuable upon conversion of a Series A Preferred Share is determined by dividing the original issuance price of such Series A Preferred Share plus accrued and unpaid dividends by the conversion price then in effect. The conversion price was initially set at $1.2628 and is adjusted if the Company issues any securities for a consideration per share less than the conversion price in effect immediately prior to such issuance. The current conversion price is $.32103. As of September 28,

2001, the number of shares of Common Stock issuable upon conversion of the Series A Preferred Shares is 22,482,652.

     The terms of the Series A Preferred Shares are complex and only briefly summarized in this proxy statement. Stockholders wishing further information concerning the rights, preferences and terms of the Series A Preferred Shares are referred to the full description contained in the Company's Current Report on Form 8-K filed with the SEC on January 24, 2001 and the exhibits to such report.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.


                              STOCKHOLDER PROPOSALS

     All stockholder proposals that are intended to be presented at the 2002 Annual Meeting of Stockholders of the Company must be received by the Company not later than January 21, 2002, for inclusion in the Board of Directors' proxy statement and form of proxy relating to such annual meeting.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be acted upon at the Meeting. However, if any other business properly comes before the Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.


                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ J. Chris Wagner
                                        -------------------------------------
                                        J. CHRIS WAGNER
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                        Exchange Applications, Inc.
                                        89 South Street
                                        Boston, MA  02111
November 12, 2001

                           EXCHANGE APPLICATIONS, INC.

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
              SPECIAL MEETING OF STOCKHOLDERS ON NOVEMBER 20, 2001

     The undersigned hereby appoints J. Chris Wagner and F. Daniel Haley and each of them proxies, each with power of substitution, to vote at the Special Meeting of Stockholders of EXCHANGE APPLICATIONS, INC. to be held on November 20, 2001 (including any adjournments or postponements thereof), with all the powers the undersigned would possess if personally present, as specified on the ballot below on the matters listed below and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

        DETACH HERE -----------------------------------------------------

Detach card below, sign, date and mail in postage paid envelope provided.

                           EXCHANGE APPLICATIONS, INC.
                        89 South Street, Boston, MA 02111


[X] Please mark votes as in this example.

1. To consider and act upon a proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock that the Company is authorized to issue from 150,000,000 to 400,000,000.

FOR [_]
AGAINST [_]
ABSTAIN [_]


2. Proposal to ratify the amendment to the 1998 Stock Incentive Plan to increase the number of authorized shares.

FOR [_]
AGAINST [_]
ABSTAIN [_]


3. Proposal to approve the issuance of shares of Common Stock upon conversion of shares of Series A Convertible Preferred Stock.

FOR [_]
AGAINST [_]
ABSTAIN [_]

MARK HERE FOR ADDRESS CHANGE AND [_] NOTE AT LEFT

This proxy when properly executed will be voted in the manner directed herein by the stockholder. If no contrary specification is made, this proxy will be voted FOR Proposal Nos. 1 and 2 and upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof in the appointed proxies' discretion.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]

Please date, sign as name appears at left, and return this proxy in the enclosed envelope, whether or not you expect to attend the meeting. You ma nevertheless vote in person if you do attend.

(Executors, administrators, trustees, custodians, etc. should indicate capacity in which signing. When stock is held in the name of more than one person, each person should sign the proxy.

Signature
         ------------------

Date
    -----------------------

                                                                       EXHIBIT 1
                                                                       ---------


                           EXCHANGE APPLICATIONS, INC.
                            1998 STOCK INCENTIVE PLAN

1. PURPOSE. This Exchange Applications, Inc. 1998 Stock Incentive Plan (the "Plan") is intended to provide incentives (a) to the officers and other employees of Exchange Applications, Inc. (the "Company"), its parent (if any) and any present or future subsidiaries of the Company (collectively, "Related Corporations") by providing them with opportunities to purchase stock in the Company pursuant to options which qualify as "incentive stock options" under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), granted hereunder ("ISO" or "ISOs"); (b) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); and (c) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of restricted stock in the Company ("Restricted Stock"). Both ISOs and Non-Qualified options are referred to hereafter individually as an "Option" and collectively as "Options." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation" as those terms are defined in Section 424 of the Code.

2. ADMINISTRATION OF THE PLAN. (a) The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may appoint a Compensation Committee (the "Committee") of two or more of its members to administer the Plan. Subject to ratification of the grant of each option or Restricted Stock by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee, if so appointed, shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Restricted Stock) to whom Non-Qualified options or Restricted Stock may be granted; (ii) determine the time or times at which options or Restricted Stock may be granted;
(iii) determine the option price of shares subject to each option, which price with respect to ISOs shall not be less than the minimum specified in paragraph 6, and the purchase price of Restricted Stock; (iv) determine whether each option granted shall be an ISO or a Non-Qualified option; (v) determine (subject to paragraph 7) the time or times when each option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to options and to Restricted Stock, and the nature of such restrictions, if any; and (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Option or authorization or agreement for Restricted Stock granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option or Restricted Stock granted under it.

(b) The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. All references in the Plan to the Committee shall mean the Board if there is no Committee so appointed. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

3. ELIGIBLE EMPLOYEES AND OTHERS. ISOs may be granted to any officer or other employee of the Company or any Related Corporation. Those directors of the Company who are not employees may not be granted ISOs under the Plan. Non-Qualified Options and Restricted Stock may be granted to any director (whether or not an employee), officer, employee or consultant of the Company or any Related Corporation. The Committee may take into consideration an optionee's individual circumstances in determining whether to grant an ISO or a Non-Qualified Option or Restricted Stock. Granting of any Option or Restricted Stock to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Options or Restricted Stock.

4. STOCK. The stock subject to options and Restricted Stock shall be authorized but unissued shares of Common Stock of the Company, $.001 par value per share (the "Common Stock"), or shares of Common Stock re-acquired by the Company in any manner. The aggregate number shares which may be issued pursuant to the Plan is 2,700,000, subject to adjustment as provided in paragraph 13. Any such shares may be issued as ISOs, Non-Qualified Options or Restricted Stock so long as the aggregate number of shares so issued does not exceed such number, as adjusted. If any Option granted under the Plan shall expire, be cancelled or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if any Restricted Stock shall be reacquired by the Company by exercise of its repurchase option, the shares subject to such expired, terminated or cancelled Option and reacquired shares of Restricted Stock shall again be available for grants of Options or Restricted Stock under the Plan.

5. GRANTS UNDER THE PLAN. Options or Restricted Stock may be granted under the Plan at any time on or after July 15, 1998 and prior to July 15, 2008. Any such grants of ISOs shall be subject to the receipt, within 12 months of July 15, 1998, of the approval of Stockholders as provided in paragraph 17. The date of grant of an Option under the Plan will be the date specified by the Committee at the time it awards the option; provided, however, that such date shall not be prior to the date of award. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 15.

6. MINIMUM OPTION PRICE. (a) The price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than 110 percent of the fair market value of Common Stock on the date of grant.

(b) In no event shall the aggregate fair market value (determined at the time the option is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related Corporation) exceed $100,000. If the foregoing limitation is exceeded, the balance shall be non-statutory options.

(c) If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if such stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market System, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market System or on a national securities exchange. However, if the Common Stock is not publicly traded at the time an option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arms' length.

7. OPTION DURATION. Subject to earlier termination as provided in paragraphs 9 and 10, each Option shall expire on the date specified by the Committee, but not more than ten years from the date of grant or, in the case of ISOs granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation, not more than five years from date of grant. Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified option pursuant to paragraph 15.

8. EXERCISE OF OPTION. Subject to the provisions of paragraphs 9 through 12, each option granted under the Plan shall be exercisable as follows:

(a) The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

(b) Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

(c) Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

(d) The Committee shall have the right to accelerate the date of exercise of any installment; provided that the Committee shall not accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 15) if such acceleration would violate the annual vesting limitation contained in
Section 422(d) of the Code which provides generally that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all plans of the Company and any Related Corporation) shall not exceed $100,000.

9. TERMINATION OF EMPLOYMENT. If an ISO optionee ceases to be employed by the Company or any Related Corporation other than by reason of death or disability as provided in paragraph 10, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of 60 days from the date of termination of his employment, but in no event later than on their specified expiration dates except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 15. Leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the employee after the approved period of absence. Employment shall also be considered as continuing uninterrupted during any other bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. Nothing in the Plan shall be deemed to give any grantee of any option or Restricted Stock the right to be retained in employment or other service by the Company or any Related Corporation for any period of time. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. In granting any Non-Qualified option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination or cancellation provisions as the Committee may determine.

10. DEATH; DISABILITY; DISSOLUTION. If an optionee ceases to be employed by the Company and all Related Corporations by reason of his death, any Option of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the option by will or by the laws of descent and distribution, at any time prior to the earlier of the Option's specified expiration date or 180 days from the date of the optionee's death.

If an optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he shall have the right to exercise any Option held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the option's specified expiration date or 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall have the meaning assigned to it in
Section 22(e)(3) of the Code or any successor statute.

In the case of a partnership, corporation or other entity holding a Non-Qualified Option, if such entity is dissolved, liquidated, becomes insolvent or enters into a merger or acquisition with respect to which such optionee is not the surviving entity, such Option shall terminate immediately.

11. ASSIGNABILITY. No Option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the Optionee each Option shall be exercisable only by him.

12. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including transfer and repurchase restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

13. ADJUSTMENTS. Upon the happening of any of the following described events, an optionee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided:

(a) Subject to any contrary provision contained in any instrument evidencing an option, in the event shares of Common Stock shall be sub-divided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company or of
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another corporation, each optionee shall be entitled, subject to the conditions herein stated, to purchase such number of shares of common stock or amount of other securities of the Company or such other corporation as were exchangeable for the number of shares of Common Stock which such optionee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination, or exchange.

(b) In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each optionee upon exercising an Option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which he is exercising his Option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as he would have received if he had been the holder of the shares as to which he is exercising his option at all times between the date of grant of such Option and the date of its exercise.

(c) Notwithstanding the foregoing, any adjustments made pursuant to subparagraph (a) or (b) shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments with respect to ISOs will constitute a "modification" of such ISOs as that term is defined in
Section 424 of the Code, or cause any adverse tax consequences for the holders of such ISOs. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

(d) No fractional shares shall actually be issued under the Plan. Any fractional shares which, but for this subparagraph (d), would have been issued to an optionee pursuant to an Option, shall be deemed to have been issued and immediately sold to the Company for their fair market value, and the optionee shall receive from the Company cash in lieu of such fractional shares.

(e) Upon the happening of any of the foregoing events described in subparagraphs (a) or (b) above, the class and aggregate number of shares set forth in paragraph 4 hereof which are subject to options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events specified in such subparagraphs. The Committee shall determine the specific adjustments to be made under this paragraph 13, and subject to paragraph 2, its determination shall be conclusive.

14. MEANS OF EXERCISING OPTIONS. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (i) in United States dollars in cash or by check, or (ii) at the discretion of the Committee, through delivery of shares of Common Stock having fair market value equal as of the date of the exercise to the cash exercise price of the Option, or (iii) at the discretion of the Committee, by delivery of the optionee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or
(iv) at the discretion of the Committee, by any combination of (i), (ii) and
(iii) above. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by his option until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 13 with respect to change in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificates is issued.

15. CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS: TERMINATION OF ISOS. The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of

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whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

16. RESTRICTED STOCK. Each grant of Restricted Stock under the Plan shall be evidenced by an instrument (a "Restricted Stock Agreement") in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish:

(a) The Committee shall determine the number of shares of Common Stock to be issued to an eligible person pursuant to the grant of Restricted Stock, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both.

(b) Shares issued pursuant to a grant of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise disposed of, except by will or the laws of descent and distribution, or as otherwise determined by the Committee in the Restricted Stock Agreement, for such period as the Committee shall determine, from the date on which the Restricted Stock is granted (the "Restricted Period"). The Company will have the option to repurchase the Common Stock at such price as the Committee shall have fixed in the Restricted Stock Agreement which option will be exercisable (i) if the participant's continuous employment or performance of services for the Company and the Related Corporations shall terminate prior to the expiration of the Restricted Period,
(ii) if, on or prior to the expiration of the Restricted Period or the earlier lapse of such repurchase option, the participant has not paid to the Company an amount equal to any federal, state, local or foreign income or other taxes which the Company determines is required to be withheld in respect of such Restricted Stock, or (iii) under such other circumstances as determined by the Committee in its discretion. Such repurchase option shall be exercisable on such terms, in such manner and during such period as shall be determined by the Committee in the Restricted Stock Agreement. Each certificate for shares issued as Restricted Stock shall bear an appropriate legend referring to the foregoing repurchase option and other restrictions; shall be deposited by the stockholder with the Company, together with a stock power endorsed in blank; or shall be evidenced in such other manner permitted by applicable law as determined by the Committee in its discretion. Any attempt to dispose of any such shares in contravention of the foregoing repurchase option and other restrictions shall be null and void and without effect. If shares issued as Restricted Stock shall be repurchased pursuant to the repurchase option described above, the stockholder, or in the event of his death, his estate, personal representative, or beneficiary who has acquired the Restricted Stock by will or by the laws of descent and distribution, shall forthwith deliver to the Secretary of the Company the certificates for the shares, accompanied by such instrument of transfer, if any, as may reasonably be required by the Secretary of the Company. If the repurchase option described above is not exercised by the Company, such repurchase option and the restrictions imposed pursuant to the first sentence of this subparagraph
(b) shall terminate and be of no further force and effect.

(c) If a person who has been in continuous employment or performance of services for the Company or a Related Corporation since the date on which Restricted Stock was granted to him shall, while in such employment or performance of services, die, or terminate such employment or performance of services by reason of disability or by reason of early, normal or deferred retirement under an approved retirement program of the Company or a Related Corporation (or such other plan or arrangement as may be approved by the Committee in its discretion, for this purpose) and any of such events shall occur after the date on which the Restricted Stock was granted to him and prior to the end of the Restricted Period, the Committee may determine to cancel the repurchase option (and any and all other restrictions) on any or all of the shares of Restricted Stock; and the repurchase option shall become exercisable at such time as to the remaining shares, if any.

17. TERM AND AMENDMENT OF PLAN. This Plan was adopted by the Board on July 15, 1998, subject to approval of the Plan by the holders of a majority of the outstanding voting stock of the Company. The Plan shall expire on July 15, 2008 (except as to options and Restricted Stock outstanding on that date). Subject to the provisions of paragraph 5 above, Options and Restricted Stock may be granted under the Plan by the Committee, prior to the date of stockholder approval of the Plan. If the approval of stockholders is not obtained by July 15, 1999, any grants of options or Restricted Stock under the Plan made prior to that date will be rescinded. The Board may terminate or amend the Plan in any respect at any time, except that, any amendment that (a) increases the total number of shares that may be issued under the Plan (except by adjustment pursuant to paragraph 13), (b) changes the class of persons eligible to participate in the Plan, or (c) materially increases the benefits to participants under the Plan, shall be subject to approval by stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the foregoing amendments, and shall be null and void if such approval is not obtained. Except as provided in the fourth sentence of this paragraph 17, in no event may action of the Board or stockholders alter or impair the rights of an optionee or purchaser of Restricted Stock without his consent, under any Option or Restricted Stock previously granted to him.

18. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Options and Restricted Stock authorized under the Plan shall be used for general corporate purposes.

19. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

20. WITHHOLDING OF ADDITIONAL INCOME TAXES. The Company, in accordance with the Code, may, upon exercise of a Non-Qualified Option or the purchase of Common Stock for less than its fair market value or the lapse of restrictions on Restricted Stock or the making of a Disqualifying Disposition (as defined in paragraph 21) require the employee to pay additional withholding taxes in respect of the amount that is considered compensation includable in such person's gross income.

21. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. Each employee who receives IS0s shall agree to notify the Company in writing immediately after the employee makes a disqualifying disposition of any Common Stock received pursuant to the exercise of an ISO (a "Disqualifying Disposition"). Disqualifying Disposition means any disposition (including any sale) of such stock before the later of (a) two years after the employee was granted the ISO under which he acquired such stock, or (b) one year after the employee acquired such stock by exercising such ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition will thereafter occur.

22. GOVERNING LAWS; CONSTRUCTION. The validity and construction of the Plan and the instruments evidencing options and Restricted Stock shall be governed by the laws of the Commonwealth of Massachusetts. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.
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